Exhibit (h)(2)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

In connection with the agreement by Legg Mason Partners Fund Advisor, LLC to waive fees and/or reimburse operating expenses of the funds as presented to and described to the Board of Directors (as summarized below), the following resolutions were duly adopted by the Board of Directors of the Registrant and have not been modified or rescinded:

FUND EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in such Summary Prospectus, Prospectus and Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

WESTERN ASSET FUNDS, INC.

Fund Name	Share Class	Cap Level	Expiration Date
Western Asset Core Bond Fund*	A	0.82	12/31/25
	C1	1.42	12/31/25
	C	1.65	12/31/25
	R	1.15	12/31/25
	FI	0.85	12/31/25
	I	0.45	12/31/25
	IS	0.42 Not to exceed I	12/31/25
Western Asset Core Plus Bond Fund*	A	0.82	12/31/25
	C1	1.51	12/31/25
	C	1.65	12/31/25
	R	1.15	12/31/25
	FI	0.85	12/31/25
	I	0.45	12/31/25
	IS	0.45 Not to exceed I	12/31/25
Western Asset High Yield Fund*	A	1.01	12/31/25
	C	1.80	12/31/25
	R	1.30	12/31/25
	I	0.75	12/31/25
	IS	0.65 Not to exceed I	12/31/25
Western Asset Inflation Indexed Plus Bond Fund*	A	0.90	12/31/25
	C1	1.40	12/31/25
	C	1.65	12/31/25
	R	1.15	12/31/25
	FI	0.85	12/31/25

	I	None	12/31/25
	IS	Not to exceed I	12/31/25
Western Asset Intermediate Bond Fund*	A	0.90	12/31/25
	C	1.65	12/31/25
	R	1.15	12/31/25
	I	None	12/31/25
	IS	0.45 Not to exceed I	12/31/25
Western Asset Macro Opportunities Fund*	A	1.58	12/31/25
	C	2.40	12/31/25
	FI	1.65	12/31/25
	I	1.35	12/31/25
	IS	1.25 Not to exceed I	12/31/25
Western Asset Total Return Unconstrained Fund*	A	1.07	12/31/25
	C	1.80	12/31/25
	R	1.35	12/31/25
	FI	1.10	12/31/25
	I	0.75	12/31/25
	IS	0.65 Not to exceed I	12/31/25

*

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions, taxes, extraordinary expenses, acquired fund fees and expenses and deferred organizational expenses).

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within two years after the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition, for all funds the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.